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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) May 21, 2001
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-25169                82-049021
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(State or other jurisdiction          (Commission             (IRS Employer
 of Incorporation)                    File Number)          Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada                  M5J 2G2
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    (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   416/364-2551
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          (Former name or former address, if changed since last report)


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Item 5. Other Items.

         I.       New Director

Effective May 21, 2001, the registrant increased the size of its Board of Directors from six to seven members effective May 21, 2001 and elected Ivan Lieberburg, Ph.D., M.D. as a director of the registrant to fill the vacancy thus created. Dr. Lieberburg is an Executive Vice President and the Chief Scientific and Medical Officer for Elan Corporation, plc ("Elan"), a worldwide pharmaceutical and biotechnology company focused on the development and commercialization of drugs and drug delivery technologies. The increase in the size of the Board of the registrant and the nomination of Dr. Lieberburg to the Board were effected as contemplated by the terms of the Securities Purchase Agreement dated January 16, 2001 between the registrant, Elan International Services, Ltd. and Elan. (See Exhibit 4.1 under Item 7).

Prior to joining Elan in 1987, Dr. Lieberburg held faculty positions at Albert Einstein College of Medicine and Mt. Sinai School of Medicine in New York. Dr. Lieberburg has been an active biomedical researcher for over 25 years, having authored over 100 research publications and has been named to a number of honors including Rockefeller University Fellow, Public Health Corps Scholar, National Research Service Award, Hartford Foundation Scholar and McKnight Fellow. He received an A.B. in biology from Cornell University, a Ph.D. from the Rockefeller Uniersity and an M.D. from the University of Miami. He completed post-doctoral training at the Rockefeller University and the University of California, San Francisco ("UCSF"). He completed his clinical traning at UCSF, where he presently holds an appointment as Clinical Professor of Medicine. He is board certified by the Americal College of Physicians in Internal Medicine and in Endocrinology and Metabolism.

         II.      Nasdaq Biotechnology Index

Effective May 21, 2001, Nasdaq removed several companies, including the registrant, from the issues listed in the Nasdaq Biotechnology Index (the "Index"). The changes occurred as part of Nasdaq's latest semi-annual review of the components of the Index. Among the criteria for inclusion in the Index are the following: the company must have a market capitalization of at least $200 million, the company's security must have a price of at least $10 and the company's security must have an average daily trading volume of at least 100,000 shares per day.

Item 7. Exhibits

4.1 Securities Purchase Agreement dated January 16, 2001, between Generex Biotechnology Corporation, Elan International Services, Ltd. and Elan Corporation, plc, filed as Exhibit 4.1 to Report on Form 8-K/A filed by registrant with Commission on February 1, 2001 and incorporated by reference herein.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GENEREX BIOTECHNOLOGY CORPORATION


Dated:     May 21, 2001                     By:/s/ E. Mark Perri
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                                               E. Mark Perri, Chairman and CFO